Exhibit 99.1

Contact:	Brad Belhouse — Investors	David Strow — Media
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6367	(702) 407-6530

Release #HET 04-0511

Harrah’s Entertainment Anticipates First-Quarter Adjusted EPS of 95-99 Cents

LAS VEGAS, April 6, 2005 — Harrah’s Entertainment, Inc. (NYSE: HET) said today it expects to report Adjusted Earnings Per Share of 95 to 99 cents for the first quarter of 2005.

The estimate compares with Adjusted EPS of 76 cents reported for the first quarter of 2004 and analysts’ consensus estimate of 83 cents for the first quarter of 2005.

Adjusted EPS is not a Generally Accepted Accounting Principles (GAAP) measurement but is commonly used in the gaming industry as a measure of performance and as a basis for valuation of gaming companies. In addition, analysts’ per-share earnings estimates for gaming companies are comparable to Adjusted EPS.

After consideration of costs related to the pending acquisition of Caesars Entertainment, Inc., a charge resulting from the early extinguishment of debt, write-downs and reserves and project opening costs, diluted earnings per share for the first quarter are expected to be 89 to 93 cents. In the first quarter of 2004, the company reported diluted earnings per share of 73 cents.

“We expect to report strong operating results,” said Gary Loveman, chairman, chief executive officer and president of Harrah’s Entertainment. “Our geographic distribution, marketing expertise, nationwide customer-loyalty program and prudent capital investments produced solid performances across the country.

“The Horseshoe Gaming portfolio, acquired on July 1, 2004, continued to make a significant contribution to our earnings in the first quarter,” Loveman said. “We estimate that the three Horseshoe properties added 7 to 8 cents to earnings per share in the first quarter. The early success of the Horseshoe acquisition bodes well for our pending acquisition of Caesars.

“Acquisitions were not the only growth driver during the quarter, as our organic growth continued unabated,” Loveman said. “We expect to report same-store sales growth of approximately 6 percent in the first quarter. This is further evidence of the effectiveness of our cross-marketing strategy and customer-loyalty initiatives, such as Total Rewards 2 and Fast Cash.”

Harrah’s Chief Operating Officer Tim Wilmott commented on operating performances by region.

“Strong results at our three Southern Nevada properties propelled the West Region to what we expect will be yet another record quarter,” Wilmott said. “These results more than offset weather-related declines in business at our Northern Nevada properties.

“East Region results are expected to be similar to last year’s levels, as more efficient marketing spending offset business volume declines caused by inclement weather and an aggressive promotional environment,” Wilmott said.

“Our significant investments in the North Central Region paid off with an expected record quarter,” Wilmott said. “The addition of Horseshoe Hammond, a lower gaming tax rate in Iowa and gains driven by the recent expansion of Harrah’s St. Louis all contributed to growth in this region.

“The Horseshoe acquisition also played a key role in what is expected to be a record quarter for the South Central Region,” Wilmott said. “The region’s performance was driven by the additions of Horseshoe Bossier City and Horseshoe Tunica, as well as yet another expected strong quarter from Harrah’s New Orleans.”

Management fee revenues are expected to be higher in the first quarter of 2005 due to expansion-driven increases in business at managed properties.

First-quarter corporate expenses are expected to rise compared to the year-ago quarter. Amortization of intangible assets is expected to increase as a result of the Horseshoe acquisition. Interest expense is also expected to increase due to higher debt levels associated with the Horseshoe acquisition.

The company expects to report first-quarter 2005 results on April 20, 2005.

Harrah’s Entertainment will host a conference call on Thursday, April 7, 2005, at 9:00 a.m. Eastern Daylight Time to discuss first-quarter results. Those interested in participating in the conference call should dial 1-888-399-2695, or 1-706-679-7646 for international callers, approximately 10 minutes before the call start time.

A taped replay of the conference call can be accessed at 1-800-642-1687, or 1-706-645-9291 for international callers, beginning at 11:00 a.m. EDT Thursday, April 7. The replay will be available through 11:59 p.m. EDT on Thursday, April 14. The passcode for the replay is 5345649.

Founded 67 years ago, Harrah’s Entertainment, Inc. owns or manages through various subsidiaries 27 casinos in the United States, primarily under the Harrah’s and Horseshoe brand names. Harrah’s Entertainment is focused on building loyalty and value with its valued customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, strategies, future performance, future financial results of Harrah’s and Caesars and Harrah’s anticipated acquisition of Caesars.  These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of Caesars and Harrah’s may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):  financial community and rating agency perceptions of Harrah’s and Caesars, the effects of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular; construction factors, including delays, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties;  the ability to timely and cost-effectively integrate into Harrah’s operations the companies that it acquires, including with respect to its acquisition of Caesars;  access to available and feasible financing, including financing for Harrah’s acquisition of Caesars, on a timely basis; changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s and Caesars disclaim any obligation to update the forward-looking statements.  You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

Additional Information about the Acquisition and Where to Find It

In connection with Harrah’s proposed acquisition of Caesars (“Acquisition”), on January 24, 2005, Harrah’s filed definitive materials with the Securities and Exchange Commission (SEC), including a registration statement on Form S-4 that contains a definitive prospectus and joint proxy statement. INVESTORS AND SECURITY HOLDERS OF HARRAH’S AND CAESARS ARE URGED TO READ THE PROSPECTUS AND JOINT PROXY STATEMENT BECAUSE THEY CONTAIN

IMPORTANT INFORMATION ABOUT HARRAH’S, CAESARS AND THE ACQUISITION.  The definitive materials filed on January 24, 2005, the preliminary versions of these materials filed on October 20, 2004, December 20, 2004, and January 24, 2005 and other relevant materials, and any other documents filed by Harrah’s or Caesars with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Harrah’s by directing a written request to: Harrah’s Entertainment, Inc., One Harrah’s Court, Las Vegas, Nevada 89119, Attention: Investor Relations or Caesars Entertainment, Inc., 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials before making any investment decision with respect to the Acquisition.

Harrah’s, Caesars and their respective executive officers and directors may be deemed to be participants in the solicitation of election forms from the stockholders of Caesars in connection with the Acquisition.  Information about those executive officers and directors of Harrah’s and their ownership of Harrah’s common stock is set forth in the Harrah’s Form 10-K for the year ended December 31, 2004, which was filed with the SEC on March 1, 2005, and the proxy statement for Harrah’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on March 3, 2005.  Information about the executive officers and directors of Caesars and their ownership of Caesars common stock is set forth in the proxy statement for Caesars’ 2004 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2004.  Investors and security holders may obtain additional information regarding the direct and indirect interests of Harrah’s, Caesars and their respective executive officers and directors in the Acquisition by reading the proxy statement and prospectus regarding the Acquisition.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF ESTIMATED ADJUSTED EARNINGS PER SHARE

TO ESTIMATED DILUTED EARNINGS PER SHARE

(UNAUDITED)

(In millions, except per share amounts)	Range of Estimated
	Results for
	First Quarter
	Ended
	March 31, 2005
	Low	High

Income from continuing operations	$92.0	$96.0
Discontinued operations	9.5	10.8
Net income	101.5	106.8
Add:
Project opening costs and other items	4.3	3.8
Caesars merger and acquisition costs	4.5	3.8
Loss on early extinguishment of debt	2.2	2.2
Other, including income tax provision impact of adjustments	(3.4)	(2.9)

Adjusted net income	$109.1	$113.7

Diluted earnings per share
Continuing operations	$0.80	$0.84

Net income	$0.88	$0.93

Adjusted earnings per share	$0.95	$0.99